QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-171840) and Forms S-8 (No. 333-185881 & No. 333-230148) of ACNB Corporation and Subsidiaries of our reports dated March 6, 2020, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of ACNB Corporation and Subsidiaries, appearing in this Annual Report on Form 10-K of ACNB Corporation and Subsidiaries for the year ended December 31, 2019.

/s/ RSM US LLP

Blue Bell, Pennsylvania
March 6, 2020

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm